UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 12, 2022

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20321 Valencia Circle
Lake Forest, CA 92630
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Manufacture Supply Agreement

On January 12, 2022, Liquidmetal Technologies, Inc. (the “Company”) entered into a Manufacture Supply Agreement with Dongguan Yihao Metal Materials Technology Co. Ltd. (“Yihao”), a metals manufacturer located in Dongguan, China and the primary outsourced manufacturer of the Company’s products (the “Manufacturing Agreement”). Under the Manufacturing Agreement, which has a term of five years, Yihao has agreed to serve as a non-exclusive contract manufacturer for amorphous alloy parts offered and sold by the Company at prices determined on a “cost-plus” basis. The Manufacturing Agreement sets forth the terms and conditions under which the Company will submit forecasts and purchase orders to Yihao and sets forth other customary terms for manufacturing agreements, including warranty terms and shipping terms. The Manufacturing Agreement may be terminated by either party prior to the end of the five-year term by reason of an uncured material breach committed by the other party. Yihao is an affiliate of Dongguan Eontec Co. Ltd. and Dr. Lugee Li, the Chief Executive Officer and Chairman of the Company and the largest beneficial owner of the Company’s capital Stock.

The foregoing is not a complete description of all of the terms and conditions of the Manufacturing Agreement and is qualified by reference to the full text of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Liquidmetal Golf License Agreement

On January 13, 2022, the Company’s majority-owned Liquidmetal Golf subsidiary (“LMG”) entered into a Sublicense Agreement with Amorphous Technologies Japan, Inc. (“ATJ”), a new Japanese company formed by investors in Japan who have not been previously affiliated with the Company or LMG located in Chiba, Japan (the “LMG License Agreement”). Under the LMG Sublicense Agreement, LMG granted to ATJ a nonexclusive worldwide sublicense to the Company’s amorphous alloy technology and related trademarks for purposes of the manufacture and sale by ATJ of golf clubs and golf club components, as well as for other products marketed specifically for use in the sport of golf. The sublicense excludes consumer electronic products and watches and watch components, and it excludes the right to sublicense without LMG’s consent. The LMG License Agreement has a term of three years, subject to earlier termination by either party by reason of an uncured material breach by the other party. The agreement provides for payment of a running royalty to LMG of 3% of the net sales price of licensed products.

The foregoing is not a complete description of all of the terms and conditions of the LMG License Agreement and is qualified by reference to the full text of the Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

The Company issued press releases on January 19, 2022, relating to the Manufacture Agreement and Liquidmetal Golf License Agreement. The press releases are attached to this Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number Description

10.1	Manufacture Supply Agreement, dated January 12, 2022, between Liquidmetal Technologies, Inc. and Dongguan Yihao Metal Materials Technology Co. Ltd.*
10.2	Sublicense Agreement, dated January 13, 2022, between Liquidmetal Golf and Amorphous Technologies Japan Inc.
99.1	Manufacturing Agreement Press Release, dated January 19, 2022.
99.2	Liquidmetal Golf License Agreement Press Release, dated January 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause us competitive harm if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By: /s/ Tony Chung
Tony Chung,
Chief Executive Officer
(Principal Executive Officer)
Date: January 19, 2022